UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 1-A

                         REGULATION A OFFERING CIRCULAR

                        UNDER THE SECURITIES ACT OF 1933

                           Entrex Carbon Market, Inc.

                     150 East Palmetto Park Road, Suite 800

                              Boca Raton, FL 33432

                            Telephone: 877-4EN-TREX

7374                                           84-2099590
(Primary Standard Industrial Classification    (I.R.S. Employer Identification
Code Number)                                   Number)

                           Entrex Carbon Market, Inc.

  Maximum combined offering of $19,999,999 consisting of 10,416,665 shares of
                                  Common Stock

Entrex Carbon Market, Inc. ("ENTREX", "Entrex" or the "Company") is offering a combined maximum amount of $19,999,999 of Common Stock ("Stock" or "Shares") on a "no minimum/best efforts" basis (the "Offering"). The Offering will terminate on the earlier of 12 months from the date this Offering Circular is qualified for sale by the Securities and Exchange Commission ("SEC") (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold. This Offering is a fixed price offering of 10,416,665 shares of common stock at the price of $1.00 per share for the first 5,000,000 shares sold, $2.00 per share for the next 2,500,000 shares sold, $3.00 per share for the following 1,666,666 shares sold, and $4.00 per share for all remaining shares sold in this offering for a total offering amount up to $19,999,999. The Company intends to file ongoing "current information" as that term is defined by the Securities Act, in order to continue to trade publicly and to remain current in its required periodic filings. This Offering is being made by the Company on a best efforts basis through the Company's officers and directors and through one or more registered broker-dealers that the Company may engage. The Company anticipates paying sales commissions to such broker-dealers of up to $1,999,999 in the aggregate if the maximum amount is sold. This is a Tier 1 Regulation A offering. Upon SEC qualification and subsequent sale, the securities will be issued through our transfer agent, added to the records of our existing shareholders, and deposited with Cede & Company as freely tradable shares of the Company's authorized stock.

The Entrex Carbon Market's mission is to buy fully assembled and operational data centers from development partners. This strategic approach mitigates risks and leverages the expertise of partners who have previously managed and facilitated roll-ups of diversified industries. Entrex's innovative model not only addresses significant pain points in the energy and data center industries but also offers substantial financial returns. Entrex Carbon Market projects focus on acquisitions that produce positive cash flow and positive tax advantages.

Originally incorporated in Nevada in 2005, and rebranded as Entrex Carbon Market, Inc. following the 2022 acquisition of Entrex Carbon Market, LLC.

This Offering is being conducted on a "best efforts" basis, with no minimum. The following illustrates certain important information regarding the sale of this Offering.

                 Price to  Underwriting discount or         Proceeds to  Procee
                   public  commissions (1)                   Issuer (2)   ds to
                                                                          other
                                                                         person
                                                                              s
Per         $1.00 - $4.00  Up to 10%                      $0.90 - $3.60      $0
Share/Unit
Total                  $0  $0                                        $0      $0
Minimum
Total         $19,999,999  $1,999,999                       $18,000,000      $0
Maximum

Footnotes to table:

1. The Company is offering the Shares in this public Reg A offering on a "best efforts" basis through the Company's officers and directors and through one or more registered broker-dealers that the Company may engage. The Company anticipates paying such broker-dealers commissions of up to 10% of the gross proceeds of the Shares sold, or up to $1,999,999 if the maximum amount is sold. The Company's officers and directors are not entitled to receive any discounts or commissions for selling such Shares, but may be reimbursed for reasonable expenses they incur, if any.

2. If the Offering is consummated and all Shares offered hereby are sold, the gross proceeds from the sale of those Shares at $1.00 per share for the first 5,000,000 shares sold, $2.00 per share for the next 2,500,000 shares sold, $3.00 per share for the following 1,666,666 shares sold, and $4.00 per share for all remaining shares sold in this offering would be $19,999,999 and the net proceeds would be approximately $17,950,000, after giving effect to broker-dealer commissions of up to $1,999,999 and estimated expenses in connection with the Offering of approximately $50,000, including, but not limited to, printing and copying costs, legal fees, accounting fees, filing fees, postage, and other miscellaneous costs and expenses, including meeting expenses. Notwithstanding the foregoing, the Company can provide no assurances as to the total number of Shares that may be sold or the amount of expenses to be paid.

For further information about the Stock being sold in this Offering please see the sections named "The Offering" and "Terms of the Offering" below.

This Offering is made pursuant to Tier 1 of Regulation A+ of the Securities Act of 1933.

This Offering is a highly speculative investment and involves a high degree of risk. As a result, this Offering should only be considered by persons who can afford to lose their entire investment.

FOR MORE INFORMATION ABOUT THE RISKS ASSOCIATED WITH THIS OFFERING, PLEASE REVIEW THE "RISK FACTORS" SECTION BELOW.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Proceeds from the Offering shall be released to the Company when received and no escrow shall be created for this offering. The Company will pay all of the expenses of the Offering.

THIS OFFERING CIRCULAR FOLLOWS THE OFFERING CIRCULAR FORMAT DESCRIBED IN PART II OF SEC FORM 1-A.

The estimated offering expenses of $50,000 include printing and copying costs of $3,000, legal fees of $40,000, accounting fees of $5,000, transfer agent fees of $1,000 and miscellaneous costs and expenses, including potential travel and entertainment expense for potential investor meetings. All of these expenses are estimates only and the actual offering expenses may be higher or lower than anticipated.

Once a subscriber's subscription agreement has been received by the Company, it may not be revoked. All proceeds from the sale will be immediately provided to the Company.

ALL FUNDS SHALL BE RELEASED TO THE COMPANY AS THIS OFFERING IS SOLD. NO MINIMUM AMOUNT MUST BE RAISED BEFORE THE OFFERING IS CLOSED. THE PRINCIPAL PURPOSE OF THIS OFFERING IS TO FUND ENTREX'S DATA CENTER ACQUISITION PROJECTS.

Possible subscribers should only rely on the information contained in this Offering Circular when making a decision to purchase the Shares. No one else is authorized to provide possible subscribers with different information. The Company is not offering to sell nor soliciting an offer to buy the Shares in any state or to any person where the offer or solicitation is prohibited.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN ATTORNEY, BUSINESS ADVISER AND TAX ADVISER AS TO LEGAL, BUSINESS, TAX AND RELATED MATTERS CONCERNING THE SHARES.

                           ITEM 2. TABLE OF CONTENTS

SUMMARY

REGULATION A+

THE OFFERING

RISK FACTORS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

DILUTION

PLAN OF DISTRIBUTION

USE OF PROCEEDS

TERMS OF THE OFFERING

BUSINESS

DESCRIPTION OF PROPERTY

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SECURITIES BEING OFFERED

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

ADDITIONAL INFORMATION

FINANCIAL STATEMENTS

SIGNATURES

Exhibit I - By-laws

Exhibit II - Charter and Articles

Appendix A - Terms Clarification

Appendix B - CherAmi 100 Unit Contract

Appendix C - Moria Purchase Agreement

Appendix D - PickAxe Mining Letter of Intent

Appendix E - Energex Letter of Intent

This summary highlights information contained elsewhere in this Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the "Risk Factors" section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to "the Company," "we," "us" and "our" refer to Entrex Carbon Market, Inc.

                                    SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding whether to invest in Shares. You should carefully read this entire offering circular, including the information under the heading "Risk Factors" and all information included in this offering circular.

Issuer.

Originally incorporated in Nevada in 2005, and rebranded as Entrex Carbon Market, Inc. following the 2022 acquisition of Entrex Carbon Market, LLC. Our principal executive offices are located at 150 East Palmetto Park Road, Suite 800, Boca Raton, FL 33432.

As of the date of this Offering Circular, we anticipate acquiring an initial group of cash flowing units that have completed, or are in, a proof of operations period. Based on information provided by sellers and subject to third party review, historical unit level net income has generally fallen within a broad range. For illustration only, initial units reviewed to date have shown annual net income in a range of approximately $40,000 to $100,000 per unit, although actual results may be higher or lower and there can be no assurance that any unit will achieve similar outcomes.

To execute our near-term acquisition pipeline, we expect total capital requirements to be on the order of one hundred million dollars, with the ultimate amount depending on the number of eligible units we elect to acquire, market conditions, equipment availability, and the pace of deployments. The timing and sequence of acquisitions will depend on the availability of financing, acceptable purchase terms, and satisfactory completion of our diligence.

We have entered framework arrangements with multiple independent developers that source and operate mobile data center units powered by natural gas. Under these arrangements, and subject to definitive agreements, we intend to acquire units that have demonstrated operations over a proof period and that meet our return thresholds. Purchase prices are expected to be based primarily on a multiple of demonstrated trailing net income following third party review, though actual terms may vary by transaction.

Equipment specifications, unit counts, and deployment schedules may change as we evaluate opportunities and as market conditions evolve. We may substitute equipment, adjust quantities, or modify deployment timing to optimize returns. Additional details regarding our business model and acquisition process are provided under "Business" and "Management's Discussion and Analysis," and our expected allocation of proceeds is described under "Use of Proceeds."

The Company currently maintains contractual relationships with three independent developers and is in the process of finalizing a fourth. These developers may serve as sources for the acquisition of units. The Company reserves the right to add or remove developers and to modify the components of the units where such changes are expected to enhance returns for investors and shareholders.

The Company is an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, for so long as we are an emerging growth company, are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

  * Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

  * Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors' report providing additional information about the audit and the financial statements;

  * Reduced disclosure obligations regarding executive compensation; and

  * Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

The Company is an 'emerging growth company' as defined under the JOBS Act. We qualify for and intend to take advantage of the reduced disclosure and compliance requirements available to emerging growth companies, until such time as we no longer qualify under applicable SEC rules.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act"), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to public companies.

The Company is offering Common Stock in a Regulation A offering for a period of 12 months, with an option to extend the offering by an additional 90 days at the Company's discretion. The offering will remain open until the earlier of (i) the sale of the maximum number of shares offered, or (ii) the expiration of the offering period, including any extension.

                                 REGULATION A+

We are offering our Shares pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as "Regulation A+." We are relying upon "Tier 1" of Regulation A+, which allows us to offer up to $20 million in a 12-month period.

In addition to qualifying a Regulation A offering with the SEC, we must register or qualify the Tier 1 offering in any state in which we seek to offer or sell securities pursuant to Regulation A.

                                  THE OFFERING

Common      We are offering 10,416,665 shares of Common Stock.
Stock

Use of      We estimate that the net proceeds we will receive from this offering
Proceeds    will be approximately $17,950,000 if all Shares are sold, after broker-dealer commissions and estimated offering expenses. We plan to use the majority of the net proceeds from this offering to fund the acquisition of data center operations and to support key ENTREX projects that are integral to our business strategy. Any remaining funds will be used to support existing operations, hire new personnel, and finance sales, marketing, and other revenue-generating initiatives, as well as for working capital.

Liquidity   This is a Tier 1, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over-the-counter market, if we determine that such a market is appropriate given the structure of the Company and our business objectives.

Risk        An investment in the Shares involves certain risks. You should
Factors     carefully consider the risks described under "Risk Factors" in this offering circular before making an investment decision. This document does not contain all the risks involved in investing in the company. All risks should be considered before further action.

                                  RISK FACTORS

This offering is being made pursuant to Regulation A under the Securities Act of 1933, as amended. This offering is not registered under the Securities Act, nor is it required to be. Potential investors should carefully read this offering circular before making any investment decision. The securities described herein are not FDIC-insured, and investors should be prepared to lose their entire investment.

Investing in our Shares involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth or incorporated by reference in this Offering Circular, including, but not limited to, the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occur, our business could be harmed.

RISK FACTORS REGARDING OUR COMPANY AND BUSINESS

Investments in small public companies are often risky.

Small public companies may depend heavily on a single customer, supplier, or key employee whose departure would seriously damage the company's profitability. Demand for the Company's products and services may be seasonal, cyclical, or tied to broader economic conditions. The Company may also face intense competition from larger, better-capitalized enterprises that can negotiate better terms with suppliers, achieve scale economies, and fund larger marketing initiatives. In addition, as a publicly traded microcap issuer, our stock may be thinly traded and subject to significant volatility, which can compound business risks by limiting our ability to access capital markets on favorable terms. Furthermore, we could face risks from lawsuits, evolving governmental regulations, compliance obligations, and other potential impediments to growth.

The Company has limited operating history.

Although the Company is already a public reporting entity, it has only a limited history of operating its current line of business. We are still in the early stages of executing our business plan, and there can be no assurance that we will ever operate profitably. The likelihood of success should be considered in light of the problems, expenses, difficulties, complications, and delays commonly faced by companies with limited operating history, as well as the risks inherent in scaling a public microcap company.

As a public company with limited resources, we face additional challenges in maintaining compliance with SEC and OTC Markets reporting requirements. Any failure to timely file required reports or maintain adequate internal controls could further harm investor confidence and our ability to raise additional capital.

We are in a development stage and may be adversely affected by the business and regulatory challenges of our sector.

Although we are a publicly traded company, we remain in the early stages of executing our current business plan. The Company has limited capitalization and working capital, making us highly dependent on raising additional funds to grow and expand our operations. Our ability to move forward with our objectives - including the acquisition and management of mobile data centers powered by stranded natural gas wells - depends on the success of this and other capital offerings. If we are unable to secure sufficient working capital, we may be forced to delay or abandon portions of our business plan, including the deployment of energy-efficient data centers. As a public company, we also face ongoing costs of regulatory compliance and reporting, which further strain limited capital resources. Any failure to raise adequate funding or manage compliance obligations could materially harm our financial condition, operations, and prospects.

The Company may need additional capital, which may not be available.

We expect to require additional capital to pursue our business objectives and fund ongoing operations. Market conditions, investor sentiment toward public microcap companies, and our financial condition at the time we seek additional funding may prevent us from obtaining the necessary capital on favorable terms, or at all. If we are unable to secure adequate financing, we may be unable to repay obligations when due, or may be forced to significantly delay or scale back our development, acquisitions, and expansion efforts. Even if we are able to raise capital, it may be on unfavorable terms, including the issuance of securities at prices that could cause substantial dilution to existing stockholders or through debt instruments with restrictive covenants. There is no assurance that additional financing will be available when needed, or on acceptable terms. If adequate funds are not available, we may be forced to curtail or cease certain operations, which could materially and adversely affect our business and results of operations.

The issuance of additional equity securities in this offering and in the future will dilute the ownership of existing stockholders.

We are conducting this offering by issuing additional shares of our common stock. The issuance of new shares will dilute the percentage ownership of existing stockholders and may adversely affect the market price of our common stock. Future issuances of equity securities, whether in subsequent Regulation A offerings, private placements, or other transactions, will further dilute the ownership interests of existing investors.

Because we are raising capital primarily through the issuance of equity, investors should expect that their ownership percentage may be diluted over time. This dilution could be substantial and may occur at a time or at prices that are unfavorable to existing stockholders.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs:

Our operating activities are not yet self-sustaining, and we will continue to rely on proceeds from the sale of our securities to finance operations unless and until we generate sufficient revenues to cover ongoing expenses. While our officers and directors may choose to provide support in the future, they have made no commitments to supply liquidity in the form of cash advances, loans, or guarantees.

There is no assurance that we will be able to sell enough securities to meet our operating and capital requirements. If we cannot generate sufficient funds from equity sales or revenues, we may be forced to curtail or cease operations. No known alternative sources of funding are available in the event we are unable to raise sufficient capital from this offering or future offerings.

The Company's management has broad discretion in how the Company uses the net proceeds of an offering.

We intend to use proceeds from this offering for general corporate purposes, including acquisitions, working capital, and operational expenses. However, our management has broad discretion in determining the specific allocation of net proceeds, and investors will have limited ability to influence how funds are deployed.

There can be no assurance that management's application of the offering proceeds will produce positive returns or achieve our stated business objectives. If the proceeds are not applied effectively, our business, financial condition, and results of operations could be adversely affected.

The Company may not be able to manage its potential growth.

Our business plan contemplates significant expansion through the acquisition and management of multiple data centers. There can be no assurance that we will achieve this expansion or that we will be able to manage it effectively if achieved. Rapid growth, if it occurs, could place a substantial strain on our management, financial resources, internal controls, and operational infrastructure. To support any material increase in operations, we will need to implement additional systems, procedures, and controls, and expand our finance, administrative, and operations staff. As a public company, we must also maintain adequate internal controls and timely SEC/OTC reporting, which may further burden limited resources. If our personnel, systems, or processes are inadequate to support future operations, our business, financial condition, and results of operations could be materially and adversely affected.

The Company faces significant competition in the data center industry.

We compete with both public and private companies that own and operate data centers, including companies engaged in Bitcoin mining, many of which have greater financial resources, more advanced technology, or access to lower-cost energy sources than we do. Some competitors may also benefit from economies of scale, preferential equipment supply arrangements, or established investor bases that provide them with more reliable access to capital. If the market favors these competitors, we may experience reduced profitability, difficulty acquiring new facilities, or challenges attracting investment. The competitive environment in the data center industry could adversely affect our ability to execute our business plan, raise additional capital, and continue operations.

The Company relies on partners and related entities for the acquisition and deployment of data centers.

Our business model depends heavily on third-party developers and partners to source, assemble, and deliver fully operational data centers. If any of these partners encounter financial difficulties, operational setbacks, supply chain issues, or fail to fulfill their contractual obligations, our operations could be severely disrupted. Delays in delivery, increased costs, or failures to provide facilities that meet performance expectations could materially and adversely affect our ability to generate revenues as planned. In addition, as a public company, any failure by our partners may negatively impact our reputation with investors and our ability to raise capital, compounding the operational risks associated with reliance on third parties.

The Company's operations are subject to the risks inherent in the establishment of a new business enterprise.

Although we are a public reporting company, our current data center operations are in the early stages of development. As a result, we face many of the same risks encountered by new business enterprises, including the need to secure sufficient capital, effectively implement our business plan, and achieve targeted revenues. Any setbacks in execution - such as delays in acquiring facilities, higher-than-expected operating costs, or weaker-than-anticipated Bitcoin prices - could materially affect our ability to grow and sustain our business. In addition, the risks of establishing and scaling a new line of business as a public microcap company may be magnified by limited financial resources and heightened regulatory and market scrutiny.

The Company's growth relies on market acceptance of its mobile data centers and the market price of Bitcoin.

Our business strategy depends on the successful acquisition and deployment of mobile data centers powered by stranded natural gas. While we believe there is demand for these facilities, there is no assurance of broad market acceptance. If potential partners or investors do not embrace our model, or if competitors offer more attractive or lower-cost alternatives, our financial performance could suffer. In addition, the computing capacity of the data centers we intend to acquire is currently used primarily for Bitcoin mining, the profitability of which is highly sensitive to the market price of Bitcoin. Prolonged declines in Bitcoin prices, increases in mining difficulty, or reductions in Bitcoin block rewards could materially reduce the economic viability of our operations. If either market acceptance of our facilities or the price of Bitcoin falls below expectations, we may be unable to achieve our growth objectives, and our business and financial results could be adversely affected.

Our business model is dependent on the profitability of our data center operations.

Our revenues and financial performance depend heavily on the profitability of the data centers we acquire and deploy. If these facilities do not generate the expected returns, our results could be materially and adversely affected. Profitability depends on multiple factors outside of our control, including the market price of Bitcoin, network mining difficulty, the timing of block reward "halving" events, and transaction fee levels. In addition, operational costs - including energy, equipment procurement, maintenance, and labor - may increase unexpectedly. If Bitcoin prices decline significantly or if our costs rise faster than anticipated, the profitability of our operations may be reduced or eliminated altogether. Because our business model relies on the successful operation and income generation of these facilities, any sustained failure in these areas could adversely impact our ability to continue as a going concern.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our President and Chief Executive Officer, Stephen H. Watkins, as well as other key members of our management team. The loss of the services of any of these individuals could disrupt our operations and harm our prospects. Because of our limited management depth, the departure of one or more key personnel would place a significant strain on our business. We cannot assure that we will be able to retain or replace our key personnel on terms acceptable to the Company. Furthermore, as a public company, any leadership changes may negatively affect investor confidence and the market perception of our stock, which could further impact our ability to raise capital and execute our business plan.

Our officers and directors may have conflicts of interest.

Our ability to execute our business plan relies on the continued service of our officers and directors. Some of these individuals may have conflicts of interest arising from relationships with affiliated entities, outside business activities, or personal financial interests. These conflicts could influence their decisions regarding matters such as related-party transactions, strategic partnerships, or the allocation of business opportunities. Because we are a smaller public company with limited independent oversight, it may be difficult to identify, monitor, or mitigate all such conflicts. Any misalignment of interests between our officers, directors, and stockholders could adversely affect our business operations, financial condition, and results of operations.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success depends heavily on the continued contributions of our current management team. Each member of our management team is an at-will employee and may resign at any time with little or no notice. Because of our limited management depth, the departure of even one individual could disrupt our business. We may also need to hire additional personnel to manage anticipated growth. Qualified executives and staff with experience in our sector are in high demand, and we may not be able to identify, attract, or retain the necessary talent on acceptable terms. Recruiting and retention challenges may also result in significant costs. As a public company, the loss of key personnel or difficulty attracting new qualified personnel may negatively affect investor confidence, hinder our ability to raise capital, and impair our ability to execute our business plan.

Our management has broad discretion and authority to manage the business and modify policies and strategies without prior notice or stockholder approval.

Our management has broad discretion to determine and change our operating policies, strategies, and capital allocation decisions without prior notice or stockholder approval, except where stockholder approval is expressly required by law or regulation. Investors will therefore have limited ability to influence how our business is managed or how the proceeds of this offering are used. We cannot predict the impact any future changes in operating policies or strategic direction may have on our business model, operating results, or stock price. These decisions, while intended to benefit the Company, could nevertheless have a material adverse effect on our business and on the returns to investors.

Our acquisition units vary in size, cost, and performance, which creates variability in unit economics.

The data centers we acquire are not uniform in size, equipment mix, or operating characteristics. As a result, each unit may have different levels of energy consumption, production capacity, and profitability. This means there are no standardized economics that apply equally across all of our facilities.

Although we structure acquisitions based on a purchase price equal to approximately four times the facility's trailing net income, actual performance may vary significantly from historical results due to changes in Bitcoin price, mining difficulty, energy costs, or operational efficiency. Variability in unit size and performance may make it difficult for investors to assess our overall economics and may result in returns that differ materially from expectations.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social, political and regulatory conditions.

We are subject to laws and regulations at the local, state, and federal levels, as well as evolving regulation of cryptocurrency and digital assets. These laws and their interpretation may change from time to time, and new regulations could be introduced that adversely affect our operations or increase compliance costs. Any such changes could materially impact our business model, profitability, and ability to raise capital. In addition, broader global economic, social, and political instability may negatively impact demand for Bitcoin, energy costs, investor sentiment, and capital market conditions. As a public company trading on the OTC Markets, our operating results are also affected by fluctuations in market liquidity and investor perception of the cryptocurrency sector. Factors that could negatively impact us include, but are not limited to:

  * Changes in regulation of cryptocurrency, digital assets, or energy production;

  * Adverse political or social sentiment toward Bitcoin mining;

  * Increases in energy costs or restrictions on natural gas usage;

  * Declines in Bitcoin prices or investor demand for digital asset securities;

  * Price competition from competitors with more favorable operating conditions.

There is substantial doubt about our ability to continue as a going concern.

Because our operations are not yet self-sustaining, we depend on raising additional capital to fund our activities. If we cannot secure sufficient financing or generate adequate revenues, we may be forced to curtail or cease operations, and investors could lose their entire investment.

Our business could be materially harmed if we rely too heavily on a limited number of customers, suppliers, or developer partners.

Our business could be materially harmed if we rely too heavily on a limited number of customers, suppliers, or developer partners. The loss of, or disruption with, any single key relationship could adversely affect our operations and financial results.

Our business depends in part on our reputation with regulators, investors, and the public, and negative publicity could materially reduce market acceptance and investor confidence.

Our business depends in part on our reputation with regulators, investors, and the public. Negative publicity regarding data centers, Bitcoin mining, energy usage, or our business model could damage our reputation and materially reduce investor confidence, capital access, and market acceptance of our operations.

Our officers, directors, and significant stockholders may exert significant influence over corporate matters, which could reduce the ability of minority investors to affect decisions.

Our officers, directors, and significant stockholders may own or control a substantial portion of our outstanding shares. As a result, they may exert significant influence over matters requiring stockholder approval, including elections, mergers, acquisitions, and amendments to our governing documents. This concentration of ownership may reduce minority investors' ability to influence corporate matters and could delay or prevent a change in control of the Company.

The offering price of our shares has been determined by management and may not reflect the fair market value of the securities.

The offering price of our shares has been determined by management and does not necessarily reflect the fair market value of the securities. There is no assurance that the shares will trade at or above the offering price, or that investors will realize any return on their investment.

Our industry is subject to rapid technological change, and failure to adapt in a timely and cost-effective manner could materially harm our operations.

Our industry is subject to rapid technological change. Advances in energy infrastructure, mining hardware, or alternative blockchain consensus mechanisms could make our facilities less competitive or require significant new investment. If we fail to adapt in a timely and cost-effective manner, our business and financial results could be materially harmed.

RISKS RELATED TO THIS OFFERING

Risks Related to Organization and Structure under Tier 1 of Regulation A+.

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of Shares will be sold in this offering. Investors' subscription funds will be used by us at our discretion, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure you that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors could lose their investment in us. Furthermore, investors who subscribe for Shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for Shares later in the offering as subscriptions approach the maximum amount.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the "Summary," "Risk Factors," "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as "may," "might," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under "Risk Factors."

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

  * our business' strategies and investment policies;

  * our business' financing plans and the availability of capital;

  * potential growth opportunities available to our business;

  * the risks associated with potential acquisitions by us;

  * the recruitment and retention of our officers and employees;

  * our expected levels of compensation;

  * the effects of competition on our business; and

  * the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

                                    DILUTION

There will be dilution to any existing third-party investors in the Company as a result of this offering.

Public investors who purchase shares of Common Stock in this offering will pay a price of $1.00 per share for the first 5,000,000 shares sold, $2.00 per share for the next 2,500,000 shares sold, $3.00 per share for the following 1,666,666 shares sold, and $4.00 per share for all remaining shares sold in this offering. This price significantly exceeds the effective cash cost paid by existing shareholders for their shares. Existing shareholders are founders and have not paid for their shares.

As a result, new investors will experience an immediate dilution in the value of their investment when comparing the offering price to the pro forma net tangible book value per share after the offering. The dilution represents the difference between the public offering price per share and the pro forma net tangible book value per share after the offering.

                              PLAN OF DISTRIBUTION

General

The Company is hereby offering for sale (the "Offering") 10,416,665 shares of its common stock, par value $0.001 per share ("Shares"), for a purchase price of $1.00 per share for the first 5,000,000 shares sold, $2.00 per share for the next 2,500,000 shares sold, $3.00 per share for the following 1,666,666 shares sold, and $4.00 per share for all remaining shares sold in this offering, for a total offering amount of up to $19,999,999.

The Shares are being offered on a "best efforts" basis through the Company's officers and directors and through one or more registered broker-dealers that the Company may engage. The Company anticipates paying such broker-dealers commissions of up to 10% of the gross proceeds of the Shares sold, or up to $1,999,999 if the maximum amount is sold. The Company's officers and directors will not receive any commissions or other remuneration for selling Shares.

Minimum Amount for Offering

There is no minimum number of Shares that must be sold. Upon the close of the Offering, the Company may accept subscriptions and add the subscription funds to the capital of the Company.

Minimum Amount Required to be Purchased by an Investor

The minimum amount of Shares which must be purchased is $100,000, unless a lesser amount is approved for any investor by the Board of Directors of Company in its discretion (for executive officers and for others where special circumstances are involved).

All of our Shares are being offered on a "best efforts" basis under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The offering will terminate on the earlier of 12 months from the date this Offering Circular is re-qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold.

                                USE OF PROCEEDS

We estimate that the net proceeds from this offering will be up to approximately $17,950,000 after broker-dealer commissions and estimated offering expenses, assuming the maximum amount is sold. We currently expect to allocate the net proceeds generally as follows, although actual allocations may vary based on the opportunities available at the time of use:

  * 70 to 100 percent for the acquisition of operating data center units that meet our return thresholds

  * 10 to 20 percent Working Capital and Operational Compensation

  * 5 to 15 percent for equipment, infrastructure, and integration costs

  * The balance for general corporate purposes

Management will have broad discretion in the application of proceeds and may reallocate funds among the foregoing categories or to other uses as conditions warrant. There is no minimum offering amount, and if less than the maximum is sold we will scale our plans accordingly.

The Company expects that between 10% and 20% of the net proceeds of this Offering may be used for working capital and operational expenses, including compensation of officers and operators who have provided services to the Company.

In certain cases, and in order to preserve cash for acquisition activities, the Company may elect to compensate officers and operators with shares of Common Stock issued pursuant to this qualified Offering in lieu of cash payments. Any such shares shall be included within the total number of shares qualified under this Offering and shall be issued at the public Offering price.

Such equity compensation is intended to align management with shareholders, preserve Offering proceeds for acquisition initiatives, and provide liquidity opportunities to long-serving officers who have not received cash compensation.

All equity issuances for services shall be approved by the Board of Directors and disclosed in subsequent filings as required.

Capital Requirements and Funding Approach

We expect our near term acquisition and deployment activities to require capital on the order of tens of millions of dollars, which may increase or decrease based on the number of eligible units we elect to acquire, market conditions, and the pace of deployments. We may seek additional capital from time to time through equity, debt, or other financing arrangements, which could be pursued in parallel with or following this offering.

Acquisition Criteria and Pricing

We intend to acquire units that have completed, or are in, a proof of operations period and that demonstrate financial performance consistent with our return thresholds. Purchase prices are expected to be based primarily on a multiple of demonstrated trailing net income as reviewed by independent third parties, although terms may vary by transaction and there can be no assurance that any unit will achieve historical results after acquisition.

Illustrative Operating Profile

Based on information provided by sellers and subject to third party review, units that we have evaluated to date have exhibited a wide range of financial outcomes. For illustration only, certain units have reflected annual net income within broad ranges that may vary meaningfully over time due to factors including bitcoin prices, network difficulty, energy input costs, uptime, and efficiency. Actual results for any acquired unit may differ materially and there can be no assurance that future performance will resemble any historical indications.

Equipment, Sites, and Deployment

Equipment specifications, site characteristics, and deployment schedules may change as we evaluate opportunities and as market conditions evolve. We may substitute equipment, adjust quantities, change locations, or modify timing to optimize returns and manage risk. The timing and sequence of any acquisitions will depend on the availability of financing, acceptable purchase terms, and satisfactory completion of diligence and onboarding.

Contingencies and Flexibility

If less than the maximum number of securities offered is sold, we may reduce or defer acquisitions, increase the proportion of proceeds used for working capital, or pursue alternative financing for certain opportunities. Our plans are subject to change based on market conditions, diligence outcomes, regulatory developments, the availability and terms of financing, and other factors beyond our control. Forward looking statements are inherently uncertain and actual results may differ materially.

For the following contracts, please refer to the corresponding contracts and LOIs in their section towards the end of the document.

CherAmi 100 Unit Contract:

The Company has entered into an agreement with CherAmi Digital LLC for the purchase of up to 100 operational data centers. The contract outlines that the purchase price is equal to 4x projected annual cash flows, based on proven results during a test period known as the Proof of Income (POI). Each facility is expected to generate approximately $184,000 in annual revenue, subject to third-party verification of cash flows. The contract is designed to allow Entrex to acquire additional units through the end of 2025, with facilities to be delivered and set up at designated well sites.

The units are provided as "new" and are purchased based on specifications that maximize asset value. (Appendix B)

Moria Purchase Agreement:

Entrex has executed a purchase agreement with Moria Mining Technologies Corporation for mobile data centers to be installed at stranded oil and gas wells. This agreement includes a purchase multiple of 4x net income, based on the stabilized annualized 12-month net income of the facilities. The purchase price will be based on performance during a "Proof of Income" period, and 20% of the purchase price will be held in escrow to account for potential variations in actual income.

  * Projected Net Income: Each facility is anticipated to generate $1,000,000 in annual net income however the first contracted unit is based on $200,363 annual net income, leading to an expected purchase price of $801,452 per unit, subject to the Proof of Income by our third party.

  * Evidence: Please refer to Appendix C: Moria Purchase Agreement

PickAxe Mining Letter of Intent:

Entrex has signed a Letter of Intent (LOI) with PickAxe Mining, Inc. for the future acquisition of data centers. Under this agreement, Entrex will purchase data centers based on projected annual cash flows equal to 58% of the capital cost. For example, a facility with $449,000 in annual cash flow will be purchased for 4x the annualized cash flow, amounting to $1,796,000 per unit.

  * Additional Units: The LOI covers the acquisition of up to 100 facilities through the end of 2025.

  * Evidence: Please refer to Appendix D: PickAxe Mining LOI

Energex Letter of Intent:

Entrex has also signed a Letter of Intent with Energex (Appendix E) to support asset acquisition strategies and provide mobile data centers powered by stranded gas wells. This agreement facilitates the utilization of these gas wells, ensuring that Entrex has access to reliable, low-cost energy for its data center operations. The Letter of Intent outlines a collaborative approach for future facility deployments.

                             TERMS OF THE OFFERING

Common      We are offering shares of Common Stock. The Company is offering up
Stock       to 10,416,665 shares of common stock at a price of $1.00 per share for the first 5,000,000 shares sold, $2.00 per share for the next
            2,500,000 shares sold, $3.00 per share for the following 1,666,666 shares sold, and $4.00 per share for all remaining shares sold in this offering, for gross proceeds of up to $19,999,999. If fully subscribed, the Company will have 26,298,006 shares outstanding immediately following the offering.

Use of      We estimate that the net proceeds we will receive from this offering
Proceeds    will be approximately $17,950,000 if all Shares are sold, after broker-dealer commissions and estimated offering expenses. We plan to use the majority of the net proceeds from this offering to fund the capital needs to acquire contracted data center operations from Developers and to support key ENTREX projects that are integral to our business strategy. Any remaining funds will be used to support existing operations, hire new personnel, and finance sales, marketing, and other revenue-generating initiatives, as well as for working capital or other corporate acquisition activities as determined by the Board of Directors.

Liquidity   This is a Tier 1, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over-the-counter market, if we determine that such a market is appropriate given the structure of the Company and our business objectives. However, there is no guarantee that the Shares will be publicly listed or quoted, or that a market will develop for them. Please review carefully "Risk Factors" for more information.

Risk        An investment in the Shares involves certain risks. You should
Factors     carefully consider the risks described under "Risk Factors" in this offering circular before making an investment decision.

Subscription Period

The offering will terminate on the earlier of 12 months from the date this Offering Circular is qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold.

Subscription Procedures

If you decide to subscribe for our Shares in this Offering, you should review your subscription agreement. Completed and signed subscription documents shall be either mailed directly to the Company at Entrex Carbon Market, Inc., 150 E Palmetto Park Road, Suite 800, Boca Raton, FL 33432, or sent via electronic correspondence to SWatkins@entrex.net. You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. If a subscription is rejected, all funds will be returned to subscribers. Upon acceptance by us of a subscription, confirmation of such acceptance will be sent to the subscriber.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions; No Revocation

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

                                    BUSINESS

Our Company

Issuer's Business

The Entrex Carbon Market's mission is to buy fully assembled and operational data centers from development partners. This strategic approach mitigates risks and leverages the expertise of partners who have previously managed and facilitated roll-ups of diversified industries. Entrex's innovative model not only addresses significant pain points in the energy and data center industries but also offers substantial financial returns. Entrex Carbon Market projects focus on acquisitions that produce positive cash flow and positive tax advantages.

Entrex Carbon Market, Inc.'s business model capitalizes on the convergence of stranded energy resources and data center infrastructure.

ENTREX's strategy centers on purchasing fully assembled and operational data centers from development partners who handle the initial assembly and deployment. These facilities are strategically located at stranded natural gas wells, turning otherwise wasted energy into a valuable resource. This innovative approach leverages these resources to generate substantial financial returns.

The primary revenue streams for ENTREX come from the operation of these data centers, which are expected to generate returns. The Company is positioning itself as a leader in the acquisition of natural-gas-powered mobile data centers.

Compliance with Rule 251(b)(3) and Disclosure of Targeted Entities:

Our business model complies with Rule 251(b)(3) of Regulation A by ensuring that the use of proceeds is only to fund the acquisition of entities named in the offering. All such entities are identified in this Offering Circular. The Company has established or is in the process of establishing relationships with several targeted entities. These entities include CherAmi Digital LLC, with whom we have a formal agreement for the purchase of 100 data centers, Moria Mining Technologies, with whom we have a purchase agreement for mobile data centers, PickAxe Mining Inc., with whom we are in negotiations for the future acquisition of data centers, and Energex, with whom we have signed a Letter of Intent to utilize stranded gas wells for our operations. The status of these arrangements may adjust to alternative suppliers/vendors prior to the qualification of this offering.

Furthermore, the financial statements of any acquired entities that are material to the Company's financial condition will be included in this Offering Circular, in compliance with Part F/S (b)(7) of Form 1-A. To date, no significant acquisitions have been completed that would require additional financial disclosure, but the Company is committed to providing the necessary financial information for any future acquisitions as required by the SEC. If the Company is unable to identify and provide the necessary disclosure of these targeted entities, we will consider withdrawing the Form 1-A in accordance with Rule 251(b)(3).

                            DESCRIPTION OF PROPERTY

We do not own any plants or facilities. Each acquisition of a mobile data center will be titled pursuant to the mobile trailer in a United States State Department of Motor Vehicles as both the trailer and encumbrances. Each title may be separately assigned to potential debt providers, if any, at the discretion of management.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

Statements in the following discussion and throughout this registration statement that are not historical in nature are "forward-looking statements." You can identify forward-looking statements by the use of words such as "expect," "anticipate," "estimate," "may," "will," "should," "intend," "believe," and similar expressions. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this registration statement because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described under "Risk Factors." We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes. Please see "Forward Looking Statements" at the beginning of this registration statement.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information appearing elsewhere in this registration statement. We undertake no obligation to update any forward-looking statements in the discussion of our financial condition and results of operations to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes.

Overview

Entrex Carbon Market, Inc. is a Boca Raton, FL-based company that operates to purchase operating data centers from third party developers after proving historical net income.

Entrex Carbon Market, Inc.'s mission is to become a leader in the acquisition and management of data center operations. The company executes licenses with stranded gas well operators to install and subsequently acquire fully operational data centers located for up to five years on the licensed gas well's properties.

Entrex has built a roster of world-class collaborators ensuring that its data center projects meet the highest standards of compliance. The company's business model achieves capital efficiencies unavailable to competitors by purchasing proven data centers from developers.

Revenue Recognition

The Company anticipates deriving its revenue primarily from acquiring and operating mobile data centers, leveraging stranded gas wells to power these operations. The company will manage its financials on a GAAP Work in Progress
(WIP) basis and report via both WIP and Accrual methods to benefit management and shareholders.

The Company plans to manage its financials on a GAAP Work in Progress (WIP) basis and report using both WIP and Accrual methods to provide a comprehensive financial view for management and shareholders. Under this approach, the Company will recognize revenue based on the percentage of completion method for contracts, in accordance with ASC 606 - Revenue from Contracts with Customers, which allows for revenue recognition as performance obligations are satisfied over time. The WIP accounting will allow for accurate tracking of costs incurred, work performed, and progress towards completion of each contract, providing real-time insights into project profitability. Additionally, the Accrual method will ensure that revenues and expenses are recorded when earned and incurred, regardless of when cash is received or paid. This dual approach is designed to give management and shareholders a clear view of financial performance, both in terms of ongoing operations and long-term contract completion.

The Company follows the authoritative guidance under ASC 606 - Revenue from Contracts with Customers, which governs revenue recognition for its data center operations. Where the computing capacity of a data center is used for Bitcoin mining, revenue is recognized when the performance obligation is satisfied, which occurs when a block of Bitcoin is successfully mined and verified. The value of the Bitcoin at the time of mining is recorded as revenue, with Bitcoin classified as an intangible asset on the balance sheet.

Upon the successful completion of this offering, the company will obtain annual audits conducted by an accounting organization as directed by the Board of Directors. These audits will ensure the preparation of PCAOB-compliant statements if required.

While the Company has not yet completed third-party due diligence, it plans to engage an independent auditor to confirm Revenues and EBITDA post-installation of the data centers it has contracted to purchase. The due diligence process will utilize specialized software applications designed to monitor and track data center operations in real-time. These applications will:

Monitor performance: The software will provide real-time data on the output of each facility, including the number of Bitcoins mined and the performance of the equipment.

Confirm revenue generation: The results from the monitoring software will be cross-verified with cryptocurrency-to-fiat conversion rates, specifically Bitcoin to U.S. dollar, to ensure accurate revenue calculations.

Validate EBITDA projections: In addition to revenue verification, the due diligence will include an examination of operational costs and profit margins to validate the projected EBITDA for each facility.

This independent verification will provide investors with confidence in the accuracy and reliability of the Company's financial forecasts.

Results of Operations for the Six Months Ended June 30, 2026

Gross revenue: The Company is pre-revenue.

General and administrative: The Company has not hired direct employees and uses the services of the Entrex Carbon Market, Inc.

Illustrative Operating Summary

We do not present projections. The information below is unaudited and provided for illustration only to show the general range of outcomes we have observed in units evaluated to date. Actual results may differ materially. Third-party reviews, where applicable, occur on a rolling basis following completion of a proof-of-operations period.

Unit         Annual revenue  Annual net      Third-party review timing
profile (il  range           income range
lustrative)
Representat  approximately   approximately   rolling, subject to completion of
ive unit     $75,000 to      $40,000 to      proof period and availability of
             $200,000        $120,000        reviewers

Ranges reflect variability in bitcoin prices, network difficulty, uptime, energy input costs, and site efficiency.

Figures are not guidance and should not be relied upon as indicative of future performance of any unit or portfolio.

Liquidity and Capital Resources

As of June 30, 2026, we had cash of $10,731. During the six months ended June 30, 2026, we used approximately $234,130 in cash for operating activities and were provided $244,651 through financing activities, consisting of contributed capital.

Our management's discussion and analysis of our financial condition and results of operations is based on our financial statements, which are prepared in accordance with U.S. generally accepted accounting principles issued by the Financial Accounting Standards Board ("FASB"). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this Offering Document, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management's estimates and assumptions. We consider an accounting estimate to be critical if:
(1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

            DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers.

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our shareholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name                   Age  Position             Term of Office
Stephen H. Watkins      64  President/Secretary  Since Inception
Tom Harblin             59  Director             Since Inception

Stephen H. Watkins is Managing Member and is the founding Chairman and CEO of various majority owned entities of the Entrex Holding Company (EHCo, LLC). Stephen is an experienced entrepreneur founding a series of successful information and business services companies; two of which grew to billion-dollar market cap companies. Stephen authored the book Capital Can't Fund What It Can't Find. In the past he wrote a syndicated bi-monthly finance column-read by over eight million national readers at its peak.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in "Certain Relationships and Related Transactions," our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                             Executive Compensation

Name and            Year  Salary   Bonus  Option  Nonequ  Non-Qu     All   Total
Principal          Ended     ($)     ($)  Awards  ity In  alifie   Other     ($)
Position                                     ($)  centiv  d Defe  Compen
                                                  e Plan  rred C  sation
                                                  Compen  ompens     ($)
                                                  sation   ation
                                                     ($)  Earnin
                                                          gs ($)
Stephen H.          2025       0       0       0       0       0       0       0
Watkins, CEO
Tom Harblin         2025       0       0       0       0       0       0       0

* Compensation for operators and directors of the Company may be provided through agreements with affiliated entities. Directors and Officers may have additional performance-based quotas and compensation provided exclusively at the direction of the Managing Members.

Officers and Directors:

At our sole discretion we may add additional Officers and Directors and compensate them through annual retainer fees along with reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each meeting and/or expenses for the benefit of the company, decided exclusively by the CEO and/or Board of Directors. Each independent Officer and Director will receive $500 in connection with each meeting that they attend, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. Compensation shall be accrued by the company and paid as available.

Compensation for expenses, Officers and Directors will be managed through the sole decisions and directions of the Managing Member.

Indemnification Agreements:

We shall enter into indemnification agreements with our Directors and Officers. The indemnification agreements are intended to provide our Directors the maximum indemnification permitted under law and/or requested by the respective Officer and/or Director. Each indemnification agreement provides that Entrex shall indemnify the Director or Officer who is a party to the agreement (an "Indemnitee"), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

                             Principal Stockholders

The following table sets forth information as to the shares of Stock beneficially owned as of August 15, 2024 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director;
(iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the Shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that any shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. We currently have no options outstanding.

            Entrex Carbon Market, Inc. Authorized and Issued Shares

(OTC:NTRX) equity ownership positions are publicly available on the SEC website pursuant to the SEC filings.

           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

                            SECURITIES BEING OFFERED

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation and our bylaws, which are included as exhibits to the offering statement of which this Offering Circular forms a part.

General

Common shares are owned or controlled by founders of the Company. There are no Preferred shareholders.

Authorized capital consists of 250,000,000 shares of common stock, par value $0.001. As of June 30, 2026, there are 15,881,341 outstanding shares held by 35 shareholders of record plus public shareholders. The Company intends to file ongoing "current information" as that term is defined by the Securities Act.

Listing and Transfer Agent

The Company is presented and listed on the OTC market. The transfer agent for our Shares is Pacific Stock Transfer, Inc.

Limitations on Liability and Indemnification of Officers and Directors

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer. Our articles of incorporation and bylaws also provide that we must fully indemnify and advance reasonable expenses to our directors and officers permitted by Florida law. We are also expressly authorized to carry directors' and officers' insurance for our directors, officers, employees, and agents for some liabilities. We currently maintain directors' and officers' insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of the directors, officers or employees for which indemnification is sought.

                MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Shares, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, current, temporary, and proposed U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a Stockholder. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such Stockholder's particular circumstances or to Stockholders subject to special rules, including, without limitation:

  * A broker-dealer or a dealer in securities or currencies;

  * A Limited Liability Corporation;

  * A bank, thrift or other financial institution;

  * A regulated investment company or a real estate investment trust;

  * An insurance company;

  * A tax-exempt organization;

  * A person subject to the alternative minimum tax provisions of the Code;

  * A person holding the Shares as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

  * A partnership or other pass-through entity;

  * A person deemed to sell the Shares under the constructive sale provisions of the Code;

  * A U.S. person whose "functional currency" is not the U.S. dollar; or

  * A U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Shares in this offering for cash and that hold the Shares as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, "U.S. Holder" means a beneficial owner of the Shares that is, for U.S. federal income tax purposes:

  * an individual who is a citizen or resident of the U.S.;

  * a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

  * an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  * a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Shares, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Shares.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed herein. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Shares or that any such position would not be sustained.

                             ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1933, as amended, with respect to the Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

                              FINANCIAL STATEMENTS

                           ENTREX CARBON MARKET, INC.

                         (Formerly UHF Logistics, Inc.)

                FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025

              INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Financial Statements

Consolidated Balance Sheets (Unaudited) as of June 30, 2026 and       F-1
December 31, 2025

Consolidated Statements of Operations (Unaudited) for the three and   F-2
six months ended June 30, 2026 and 2025

Consolidated Statements of Stockholders' Equity (Unaudited) for the   F-3
three and six months ended June 30, 2026 and 2025

Consolidated Statements of Cash Flows (Unaudited) for the six months F-4 ended June 30, 2026 and 2025

Notes to Unaudited Consolidated Financial Statements                  F-5

                           ENTREX CARBON MARKET, INC.

                         (Formerly UHF Logistics, Inc.)

                          CONSOLIDATED BALANCE SHEETS

                                   UNAUDITED

                                                           June 30,     December
                                                               2026     31, 2025
ASSETS
Current assets
Cash                                                       $ 10,731        $ 210
Total assets                                               $ 10,731        $ 210

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                $ -          $ -
Total liabilities                                                 -            -

Commitments and contingencies (Note 11)

Stockholder's equity
Common stock, $0.001 par value; 5,000,000,000 shares         15,881       15,881
authorized; 15,881,341 issued and outstanding
Common stock to be issued                                   193,582      193,582
Additional paid in capital                                3,873,912    3,629,261
Accumulated deficit                                     (4,072,644)  (3,838,514)
Total stockholders' equity                                   10,731          210
Total liabilities and stockholders' equity                 $ 10,731        $ 210

    The accompanying notes are an integral part of these unaudited financial statements

                           ENTREX CARBON MARKET, INC.

                         (Formerly UHF Logistics, Inc.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                   UNAUDITED

                                  For the               For the six
                                    three                    months
                                   months                ended June
                               ended June                       30,
                                      30,
                                     2026         2025         2026         2025
Revenues
Net sales                             $ -          $ -          $ -          $ -

Operating expenses
Consulting fees, related           39,000       50,000      103,975      117,026
party
Personnel expenses                 71,865       13,225       86,865       14,225
Professional fees                  12,500       29,500       18,000       32,000
General and administrative         16,140       28,079       25,290       41,348
Total operating expenses          139,505      120,804      234,130      204,599

Net loss before income tax      (139,505)    (120,804)    (234,130)    (204,599)
expense

Income tax expense                      -            -            -            -

Net loss                      $ (139,505)  $ (120,804)  $ (234,130)  $ (204,599)

Basic and diluted loss per       $ (0.01)     $ (0.01)     $ (0.01)     $ (0.01)
share

Weighted average number of     15,881,341   15,166,667   15,881,341   15,166,667
shares outstanding, basic
and diluted

    The accompanying notes are an integral part of these unaudited financial statements

                           ENTREX CARBON MARKET, INC.

                         (Formerly UHF Logistics, Inc.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

                                   UNAUDITED

      Common               Common            Additional   Accumulated     Total
       Stock          Stock to be               Paid-In       Deficit
                           Issued               Capital
      Shares   Amount      Shares    Amount
Balance, December 31, 2025
  15,881,341 $ 15,881 193,582,800 $ 193,582 $ 3,629,261 $ (3,838,514)     $ 210
Contributed capital
           -        -           -         -      94,450             -    94,450
Net loss
           -        -           -         -           -      (94,625)  (94,625)
Balance, March 31, 2026
  15,881,341   15,881 193,582,800   193,582   3,723,711   (3,933,139)        35
Contributed capital
           -        -           -         -     150,201             -   150,201
Net loss
           -        -           -         -           -     (139,505) (139,505)
Balance, June 30, 2026
  15,881,341 $ 15,881 193,582,800 $ 193,582 $ 3,873,912 $ (4,072,644)  $ 10,731

Balance, December 31, 2024
  15,166,667   15,166 194,208,509   194,208   3,110,514   (3,300,041)    19,847
Contributed capital
           -        -           -         -     114,050             -   114,050
Net loss
           -        -           -         -           -      (83,795)  (83,795)
Balance, March 31, 2025
  15,166,667   15,166 194,208,509   194,208   3,224,564   (3,383,836)    50,102
Contributed capital
           -        -           -         -      78,000             -    78,000
Net loss
           -        -           -         -           -     (120,804) (120,804)
Balance, June 30, 2025
  15,166,667 $ 15,166 194,208,509 $ 194,208 $ 3,302,564 $ (3,504,640)   $ 7,298

    The accompanying notes are an integral part of these unaudited financial statements

                           ENTREX CARBON MARKET, INC.

                         (Formerly UHF Logistics, Inc.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   UNAUDITED

                                                        For the six
                                                             months
                                                         ended June
                                                                30,
                                                               2026         2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                       $ (234,130)  $ (204,599)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock issued for services                                         -            -
Changes in working capital requirements:
Accounts receivable                                               -            -
Accounts payable                                                  -            -
Net cash from operating activities                        (234,130)    (204,599)

CASH FLOWS FROM INVESTING ACTIVITIES:
Repayment of notes receivable                                     -            -
Net cash from investing activities                                -            -

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital                                         244,651      192,050
Net cash provided by financing activities                   244,651      192,050

NET INCREASE IN CASH                                         10,521     (12,549)
CASH, BEGINNING OF PERIOD                                       210       19,845
CASH, END OF PERIOD                                        $ 10,731      $ 7,296

Supplemental disclosure of cash flow information
Cash paid for interest expense                                  $ -          $ -
Cash paid for income taxes                                      $ -          $ -

    The accompanying notes are an integral part of these unaudited financial statements

                           ENTREX CARBON MARKET, INC.

                         (Formerly UHF Logistics, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2026

                                  (Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

Entrex Carbon Market, Inc. (the "Company") was originally incorporated in the State of Nevada on July 1, 2005 as Regal Rock, Inc. On December 3, 2007, the Company changed its name to Regal Life Concepts, Inc. and on March 31, 2010, the Company changed its name to Regal Group, Inc. On January 6, 2011, the Company changed its name to UHF Logistics Group, Inc. On April 21, 2025, the Company changed its name to Entrex Carbon Market, Inc. its current name.

On April 28, 2023, the Company executed an Agreement and Plan of Merger (the "Merger Agreement") that provided for Entrex Carbon Market, LLC, ("Entrex") a Florida Limited Liability Corporation to be merged into the Company through a share exchange agreement. As a result of the Share Exchange, UHF acquired 100% of the issued and outstanding shares of Entrex in exchange for the issuance of 15,166,666 shares of Common.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to Generally Accepted Accounting Principles ("GAAP") and have been consistently applied. The Company has selected December 31 as its financial year end.

For financial reporting purposes, Entrex was considered the accounting acquirer in the Merger and the Merger was therefore accounted for as a reverse merger. Accordingly, the historical financial statements presented herein are those of Entrex and do not include the historical financial results of UHF through April 28, 2024. The stockholders' deficit section of UHF's consolidated balance sheets has been retroactively restated for all periods presented to reflect the accounting effect of the reverse merger transaction. The net loss per share and weighted average common shares outstanding also reflect the retroactive restatement for all periods presented. All costs associated with the reverse merger transaction were expensed as incurred. Unless the context indicates otherwise, UHF and Entrex are hereinafter referred to as the "Company".

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The principal conditions or events that raised doubt about the Company's ability to continue as a going concern is negative working capital and prior period net loss. In the current period, the Company had net income, net income from operations, and positive cash flows from operations. Based on evaluation of the conditions above, and mitigating factors, management has determined the risk of going concern to be alleviated.

Principles of Consolidation

The consolidated financial statements include the accounts of UHF Logistics Group, Inc. and Entrex Carbon Market, LLC. Entrex is a wholly owned subsidiary of UHF. All significant intercompany balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the consolidated statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of June 30, 2026 and December 31, 2025, our cash balances were $10,731 and $210, respectively.

Accounts Receivable

Trade accounts receivable are stated net of an allowance for doubtful accounts. The Company performs ongoing credit evaluations of its customers' financial condition. In limited instances, the Company may require an upfront deposit and, in most cases, the Company does charge interest on past due amounts. Management estimates the allowance for doubtful accounts based on review and analysis of specific customer balances that may not be collectible and how recently payments have been received. Accounts are considered for write-off when they become past due and when it is determined that the probability of collection is remote.

Fair value measurements

Accounting Standards Codification ("ASC") Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

The Company's financial instruments consist of our prepaid expenses, accrued compensation, accrued interest, notes payable, convertible notes payable and derivative liabilities. The carrying amounts of the Company's prepaid expenses, accrued compensation, accrued interest, notes payable, and convertible notes payable approximates their fair values because of the short-term maturities of these instruments. The fair value of derivatives liabilities are valued using an option pricing model.

Long Lived Assets

Long-lived assets and certain identifiable intangible assets related to those assets are periodically reviewed for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized. The Company did not record any impairment losses during the three or six months ended June 30, 2026 and 2025.

Related party transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company's membership interests including such person's immediate families,
(ii) Company management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the Company's financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Income taxes

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (ASC 606). In accordance with ASC 606, revenue is recognized when promised services are transferred to a customer. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

Identify the contract with a customer.

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party's rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer's intent and ability to pay the promised consideration. The Company applies judgment in determining the customer's ability and intention to pay, which is based on a variety of factors including the customer's historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Determine the transaction price.

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company's judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

Allocate the transaction price to performance obligations in the contract.

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation.

Recognize revenue when or as the Company satisfies a performance obligation.

The Company satisfies performance obligations at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised service to a customer. Under both managed services arrangements and self-service arrangements, the Company's promised services under the contracts include identification, bidding and purchasing of advertisement opportunities. The Company also generally has discretion in establishing the pricing of the ads. Since the Company is controlling the promise to deliver the contracted services, the Company is considered the principal in all arrangements for revenue recognition purposes.

The Company generates revenue through licensing fees and transaction fees.

License Fees: The Company charges an up-front licensing fee of $25,000 to individual issuers for access to Entrex's technology platform. The license fees are earned upon execution of the licensing agreement with the issuer.

Transaction Fees: The Company charges a transaction fee upon execution of a deal. The transaction fee is structured as follows:

  * 3% to the originating broker (which may be Entrex in some cases)

  * 3% to the Entrex Market, of which 10% is paid to NTRX until a cap of $31 million is reached

  * 4% to the placement broker (also sometimes Entrex)

NOTE 3 - COMMON STOCK

Shares Authorized

The Company is authorized to issue 5,000,000,000 shares of common stock with a par value of $0.001 per share. At June 30, 2026 and December 31, 2025, 15,881,341 shares were issued and outstanding.

Shares Split

The Board of the company approved a 20:1 reverse split in 2023 and was approved by FINRA on April 25, 2025.

NOTE 6 - SUBSEQUENT EVENTS

None.

Legal Proceedings

The Company is not presently a party to any legal proceedings.

                                   SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on June 30, 2026.

Entrex Carbon Market, Inc.

By: /s/ SWatkins/CEO

                              Exhibit I - By-laws

                                    BY-LAWS

                                       OF

                           ENTREX CARBON MARKET, INC

                                   ARTICLE I

                                    OFFICES

Section 1. The registered office of Entrex Carbon Market, Inc. (the "Corporation") shall be in the City of Lighthouse Point, County of Broward, State of Florida. The Corporation may also have offices at such other places both within and outside the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Florida, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

Section 2. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting from time to time to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Voting. At all meetings of the stockholders, each stockholder entitled to vote thereat shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such questions.

Section 7. Informal Action By Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action that may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of stock entitled to vote on such matter or matters having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such matter or matters were present and voted and shall be delivered to the corporation by delivery to its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings or stockholders are recorded. Every written consent shall bear the date of signature of each stockholder or member who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 7 to the Corporation, written consents signed by holders of a sufficient number of shares of voting stock to take action are delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                                   DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 2. Number, Qualification and Tenure. The Board of Directors shall consist of not less than one (1) and not more than ten (10) members. Within the limits above specified, the number of Directors shall be determined from time to time by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be stockholders.

Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Directors then in office, though less than a quorum, and each Director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Florida.

Section 5. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

Section 6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board. Special meetings shall be called by the Secretary on the written request of any two Directors. No notice of special meetings need be given.

Section 7. Quorum. At all meetings of the Board, a minimum of two Directors shall constitute a quorum for the transaction of business, and may act as if a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board is not elected or, if elected, is not present, the President (who is also a member of the Board) or if the President is not present, a Director chosen by a majority of the Directors present, shall act as Chairman at meetings of the Board of Directors.

Section 9. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional Directors as alternative members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

Except as expressly limited by the General Corporation Law of the State of Florida or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the President or any two of its members. No notice of meetings need be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

Section 10. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of one or more Directors. Except as expressly limited by the General Corporation Law of the State of Florida or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 11. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 12. Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 13. Compensation. The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

                                   ARTICLE IV

                                    OFFICERS

Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of

Directors and shall be a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article IV shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

Section 3. Chairman of the Board. The Chairman of the Board, when elected, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

Section 4. President. During any period when there shall be an office of Chairman of the Board, the President shall be the chief operating officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board. During any period when there shall not be an office of Chairman of the Board, the President shall be the chief executive officer of the Corporation, and, as such, shall have the functions, authority and duties provided for the Chairman of the Board.

Section 5. Vice President. The Vice President, or if there shall be more than one, the Vice Presidents, shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board.

Section 6. Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary or, in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest such affixing of the seal.

Section 7. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

Section 8. Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors.

                                   ARTICLE V

                             CERTIFICATES OF STOCK

Section 1. Form. The shares of the Corporation shall be represented by certificates in the form approved by the Secretary; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board or the President and the Secretary or an Assistant Secretary of the Corporation or transfer agent as authorized by the Board. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board, the President and the Secretary, or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

Section 3. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may, in its discretion, require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

                                   ARTICLE VI

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liabilities, expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. "Other enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to serving at the request of the Corporation shall include, without limitation, any service as a director, officer, employee or agent of the Corporation or any of its subsidiaries which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. The indemnification provided in this Article VI is not exclusive of any other right to indemnification provided by law or otherwise.

Section 2. Expenses (including, without limitation, attorneys' fees and expenses) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified by the Corporation under this Article VI or under any other contract or agreement between such director, officer, employee or agent and the Corporation.

Section 3. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not such person would be entitled to indemnity against such liability under the provisions of this Article VI.

Section 5. The Corporation may enter into an indemnity agreement with any director, officer, employee or agent of the Corporation, upon terms and conditions that the Board of Directors deems appropriate, as long as the provisions of the agreement are not inconsistent with this Article VI.

                                  ARTICLE VII

                               GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2. Corporation Seal. The corporate seal, if any, shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 3. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 4. Books. The Corporation will maintain or cause to be maintained separate, full and accurate books and records of the Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt these By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers if granted by statute.

                       Exhibit II - Charter and Articles

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                        Appendix A - Terms Clarification

Term        Clarification

Units A "unit" refers to an individual, fully operational data center, including the necessary hardware, infrastructure, and support systems.

Sites "Sites" are the physical locations where data center units are deployed. These are usually located near stranded natural gas wells that supply energy.

Mobile      These facilities are mounted on mobile platforms (e.g., trailers),
Data        enabling easy transport between sites. They leverage stranded gas
Centers     wells for power.

Data        These facilities consist of all components required for computing
Centers     operations, including Bitcoin mining, such as miners and cooling systems, designed to operate using energy from gas wells.

                       Contract Statements / Disclaimers

Contract Statements

The contracts referenced herein may be outdated, replaced, or supplemented. Net income, revenue, projected unit amounts, and acquisition prices may change as additional information about each unit becomes available. However, these adjustments do not change the capital requirements of the Company's business model, as Entrex acquires units based on a multiple of verified net income. The final purchase price of a unit may differ from initial projections during the operational proof period, as actual performance is confirmed. If a unit fails to meet required standards during the proof period, Entrex may, in its discretion, elect not to complete the purchase of that unit.

Rollout Schedule Disclaimer / Risk

The rollout schedule attached from each developer is for illustrative purposes only and reflects current management expectations based on information available at the time of preparation. Actual timelines, unit deliveries, and deployment milestones may differ materially due to operational, financial, regulatory, and market factors outside of the Company's control.

Entrex makes no assurance that the rollout schedule will be achieved as presented, and delays, modifications, or cancellations may occur. Investors should not place undue reliance on the rollout schedule as a guarantee of performance or future results.

                     Appendix B - CherAmi 100 Unit Contract

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                     Appendix C - Moria Purchase Agreement

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                  Appendix D - PickAxe Mining Letter of Intent

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                     Appendix E - Energex Letter of Intent

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